The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                             Articles of Correction
            (General Laws Chapter 156D, Section 1.24; 950 CMR 113.12)


(1)      Exact  name  of  corporation:   Meridian   Interstate   Bancorp,   Inc.
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(2)      Registered  office address:  10 Meridian Street,  East Boston, MA 02128
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                                (number,  street, city or town, state, zip code)



(3)      Describe the document to be corrected*:  Amended and Restated  Articles of Incorporation
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(4)      Date the document was filed: September 12, 2007
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                                                  (month, day, year)


(5) Specify the typographical error, the incorrect statement and the reason it is incorrect, or the manner in which the execution was defective: The First sentence of Article 6.1.4(h) of the Restated and Amended Articles of Incorporation incorrectly reads: "INTERESTED SHAREHOLDERS" shall mean any person (other than the Corporation, any Subsidiary or any employee shares ownership plan by the Corporation) who or which:". This statement is incorrect because it omits the language "The mutual holding company of" before the first usage of the word "Corporation". This incorrect statement was an unintentional omission by the drafter of the Restated and Amended Articles of Incorporation.

(6) Correction of the typographical error, incorrect statement or defective execution: The first sentence of Article 6.1.4(h) of the Restated and Amended Articles of Incorporation should read: "INTERESTED SHAREHOLDERS" shall mean any person (other than the mutual holding company of the Corporation, any Subsidiary or any employee shares ownership plan by the Corporation) who or which:".

Signed by: /s/ Lawrence M.F. Spaccasi
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                        (signature of authorized individual)

     [x] Incorporator,

     [ ] Chairman of the board of directors,

     [ ] President,

     [ ] Other officer,

     [ ] Court-appointed fiduciary,

On this 20th day of June 2008.

*or attach a copy of the document to these articles.